UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2024

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Third Amended and Restated Advisory Agreement

On November 18, 2024, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement (the “Third Amended and Restated Advisory Agreement”) by and among the Company, the Sculptor Diversified REIT Operating Partnership LP (the “Operating Partnership”) and Sculptor Advisors LLC (the “Adviser”). The Third Amended and Restated Advisory Agreement reflects the addition of the Select Class shares and the management fees associated with such shares. See Item 5.03 below regarding the designation of Select Class shares. The Company will pay the Adviser a management fee of 0.75% of the aggregate net asset value (“NAV”) represented by the Company’s Select Class shares per annum payable monthly in arrears. Other immaterial changes were also made to the Third Amended and Restated Advisory Agreement.

Second Amended and Restated Limited Partnership Agreement

On November 18, 2024, we and Sculptor Diversified REIT Special Limited Partner LP (the “Special Limited Partner”), an affiliate of our Adviser, replaced the then-current limited partnership agreement of the Operating Partnership by entering into a Second Amended and Restated Limited Partnership Agreement (the “Amended OP Agreement”). The Amended OP Agreement reflects the addition of Select Class units of the Operating Partnership. Pursuant to the terms of the Amended OP Agreement, the Special Limited Partner will also receive a performance allocation with respect to the Select Class units entitling the Special Limited Partner to receive an allocation equal to 10% of the Select Class total return. Select Class total return is defined as distributions paid or accrued on Select Class units plus the change in the NAV of such units, adjusted for subscriptions and repurchases. Under the Amended OP Agreement, the Select Class total return will be allocated solely to the Special Limited Partner only after the other Select Class unit holders have received a total return of 7% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between the Special Limited Partner and all other Select Class unit holders is equal to 10% and 90%, respectively. Thereafter, the Special Limited Partner will receive an allocation of 10% of the annual Select Class total return. Other immaterial changes were also made to the Amended OP Agreement.

Item 5.03. Entry into a Material Definitive Agreement.

On November 18, 2024, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Second Articles of Amendment and Restatement, effective March 3, 2023 (the “Charter”) with the Maryland State Department of Assessments and Taxation (“SDAT”) to increase the number of shares of capital stock that the Company has authority to issue to 2,400,000,000 and the number of shares of common stock, par value $0.01 per share, that the Company has authority to issue to 2,300,000,000. Immediately following the filing of the Articles of Amendment, the Company filed with SDAT Articles Supplementary (the “Articles Supplementary”) to the Charter, pursuant to which the Company classified and designated 100,000,000 authorized but unissued shares of Select Class common stock.

The summary of each of the Articles of Amendment and Articles Supplementary set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the Articles of Amendment and Articles Supplementary, respectively, copies of which are filed herewith and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles of Amendment and Articles Supplementary did not amend, alter or modify any other terms or provisions of the Charter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
3.1	Articles of Amendment, filed November 18, 2024
3.2	Articles Supplementary, filed November 18, 2024
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Herbert A. Pollard
Name:	Herbert A. Pollard
Title:	Chief Financial Officer

Date:	November 20, 2024